Call Option Agreement

This Call Option Agreement (the“Agreement”) is made by the following parties in Beijing, the People’s Republic of China (“China”), on January 4, 2009.

1.

Beijing Tibet Health Consulting Co., Ltd. (hereafter referred to as Tibet Health)

Address Room 811, Building No.1, 40 Dongzhong Street, Dongcheng District, Beijing

2.

Wang Shuxiang

ID 371481195410100096

3.

 Zheng Yilin
 ID 37148119580922009X

4.  Yang An

ID 120105196212025122

5.  Kong Ruifen

 ID 32021919430405802X

(Wang Shuxiang., Zheng Yilin, Yang An and Kong Ruifen hereinafter referred to as the “The existing shareholders” or “shareholders”, all the parties hereinafter collectively referred to as the “PARTIES” and individually as a “PARTY”)

Whereas:

1.

The existing shareholders are the shareholders of  Le Ling Jin Zang Huang Biotechnology Co., Ltd. ( a liability limited company incorporated under the laws of the People’s Republic of China (the “PRC”), whose registered offices are located at North of Kaiyuan East Road,_Leling hereafter referred to as “Le Ling Jin Zang Huang” or “the Company”).

2.

The existing shareholders have intention to transfer their stocks to “Tibet Health” respectively under doing not break Chinese laws, “Tibet Health” has intention to accept the exchange.

3.

In order to carry out the exchange of the ownership of the stocks, the existing shareholders hereby irrevocably grants to “Tibet Health” an option to purchase, to the extent permitted under PRC Law, according to the call option, the existing shareholders

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows:

Article 1 Definitions

Terms used in this Agreement shall have the meanings set forth below:

“PRC Laws and Regulations” Means the currently effective laws, administrative regulations, local regulations, explanations and other binding legal documents.

 “Call Option”

Means equity interests each shareholder has in the Company’s registered capital and all the equity interests in the Company in total.

“The Company’s Registered Capital” Means at the date of this Agreement, The Company’s registered capital (RMB 20,000,000 Yuan), including any enlarged registered capital after future capital increase.

“Exercise of Options” Means when Tibet Health exercises its options, it has the right to ask the shareholders transfer the Company’s shares wholly or party to Tibet Health or its designated entity or natural person. The specific amount shall be freely decided by Tibet Health according to PRC laws and its business concern.

“Exercise Price” Each time when Tibet Health exercise the option, Tibet Health shall pay consideration to shareholders. The exercise price of Tibet Health or its designated entity or natural person is RMB 1 Yuan. If at that time there is any regulatory PRC laws regulating the minimum price, the minimum price regulated by PRC laws shall be the exercise price.

“Certificates” Means the Company’s approval, permission, registration, including but not limited to Business License, Tax Registration and other related certificates required by PRC laws for its effective and legal operation.

“The Company’s Assets” Means all tangible and intangible assets owned or authorized to use during the term of this Agreement, including but not limited to trade mark, copy right, patent, technology, domain name, software use right and other intellectual property.

“Principal Agreement”

Means agreements the Company enters into and has material effect on the Company’s business and assets, including but not limited to Technology and Consultancy Service Agreement.

Article 2 Grant Rights

Shareholder (“Transferor”) hereby irrevocably grants to Tibet Health an option to purchase or cause any designated person (“Designated Persons”) to purchase, to the extent permitted under PRC Law, according to the steps determined by Tibet Health.

Article 3 Exercise of Option

3.1

Tibet Health has the full power without limitation to decide the specific time, amount and numbers of exercise as long as the conditions are in accordance with PRC laws.

3.2

At the time of exercise, Tibet Health and/or the Designated Persons can hold all of the Company’s shares under PRC laws, Tibet Health is entitled to exercise all the options; If at the time of exercise, Tibet Health and/or the Designated Persons can hold part of the Company’s shares under PRC laws, Tibet Health is entitled to exercise the option within the upper limit regulated by PRC laws. Under the latter situation, Tibet Health is entitled to further exercise the option in accordance with PRC laws until all the option has been exercised.

3.3

Each time Tibet Health exercises its option, it can purchase the transferred equity interests itself or designate third persons to purchase all or part of the transferred equity interests.

3.4

According to the stipulations of PRC laws and regulation, Tibet Health and/or the Designated Persons may exercise Option by issuing a written notice (the “Notice”) to the Transferor and specifying the equity interest purchased from Transferor (the “Purchased Equity Interest”) and the manner of purchase. (Please refer to Appendix II for the format). The shareholders shall transfer the equity interests wholly or partly to Tibet Health and/or the Designated Persons upon receipt of the Notice.

3.5

In each time the performance of the Option:

3.5.1

The Transferor shall ask the Company to convene the shareholders’ meeting. During the meeting, the resolution, in which Transferor transfers Equity Interest to Tibet Health and/or the Designated Persons, shall be made;

3.5.2

The Transferor shall, upon the terms and conditions of this Agreement and the Notice related to the Purchased Equity Interest, enter into Equity Interest Transfer Agreement with Tibet Health and/or the Designated Persons (as applicable);

3.5.3

The related parties shall execute all other requisite contracts, agreements or documents, obtain all requisite approval and consent of the government, conduct all necessary actions, without any security interest, transfer the valid ownership of the Purchased

Equity Interest to Tibet Health and/or the Designated Persons, and cause Tibet Health and/or the Designated Persons to be the registered owner of the Purchased Equity Interest. In this Clause and this Agreement, “Security Interest” means the ensure, mortgage, pledge, the right or interest of the third party, any purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements. But it does not include any security interest subject to the Equity Pledge Agreement.

Article 4 Representations and Warranties

4.1

As of the execution date of this Agreement and every transferring date, the     Shareholder hereby represents and warrants collectively and respectively to Tibet Health as follows:

4.1.1

It has the power and ability to enter into this Agreement, and any equity interest transferring Agreement (“Transferring Agreement”, respectively) having it as a party, for every single transfer of the Purchased Equity Interest according to this Agreement;

4.1.2

It has the power and ability to deliver this Agreement, and any equity interest transferring Agreement (“Transferring Agreement”, respectively) having it as a party, for every single transfer of the Purchased Equity Interest according to this Agreement, and to perform its obligations under this Agreement and any Transferring Agreement. Upon execution, this Agreement and the Transferring Agreements having it as a party constitute a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

4.1.3

At the date of this Agreement, it is the owner of the option. Except for the rights designated by this Agreement, It does not set any security interest on the Option, including liens, pledge, claims, guaranties and other limitations from third party;

4.1.4

At the date of this Agreement, the Company has all the certificates necessary to its operation. The Company has full right and qualification to operate business within the territory of China. No litigation, arbitration or administrative procedure relevant to the equity interest and assets of the Company or the corporation is in the process, to be settled or potentially take place;

4.2

Tibet Health represents and warrants as the following:

4.2.1

Tibet Health is a limited company registered in accordance with PRC laws. It has the power and ability to enter into, deliver and perform this Agreement;

4.2.2

Tibet Health has performed all the necessary internal authorization procedures within the company. It owns full rights and authorization to enter into and perform the documents related to the transaction;

Article 5 Promises of Shareholders

As of the execution date of this Agreement and every transferring date, the Shareholder hereby promises collectively and respectively as follows:

5.1

According to fair finance and business standard and tradition, to maintain the existence of the corporation, prudently and effectively operate business and deal with works during the term of the Agreement;

5.2

Without prior written consent by Tibet Health during the term of the Agreement,

5.2.1

not, upon the execution of this Agreement, to sale, transfer, mortgage or dispose, in any other form, any asset, legitimate or beneficial interest of business or income of the Company, or to approve any other security interest set on it;

5.2.2

not, in any form, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms;

5.2.3

not, dispose or urge the management of the Company dispose any of the Company’s assets (except that it is in the due course of operation;)

5.2.4

not to enter into any material Agreement with the Company, other than the Agreement in the process of normal business;

5.2.5

not, appoint or remove any the Company’s managing director, directors of the board (if applicable), supervisors or other management personnel that shall be appointed and removed by the Shareholders.

5.2.6

not, declare distribution or actually distribute any distributable profits, interests, or dividends;

5.2.7

ensure the Company’s going concern without being terminated, liquidated or dissolution;

5.2.8

not, in any form, to supplement, change or renew the Articles of Association of the Company.

5.3

To normally operate all business to maintain the asset value of the Company, without make any action or nonfeasance that sufficiently affects its operation and asset value during the term of the Agreement.

Article 6 Confidentiality

6.1

The Shareholder shall not discuss with any third party, other than for the purpose of performing the obligations under this agreement, (i)the existence, nature or terms of the negotiations and this Agreement; (ii)the Tibet Health’s trade secrets, proprietary business information, client information known to the Shareholder during the construction and performance of this agreement and (iii) trade secrets, proprietary business information, client information known to the Shareholder as the shareholder of the Company (the "Confidential Information") without the express written permission of the Tibet Health.

6.2

The Shareholder shall return to the Tibet Health, destroy by other proper means, upon the expiration of the agreement and request of the Tibet Health all documents, materials or software and cease to use any of the Confidential Information.

6.3

Article 6 shall survive after the agreement is ceased or terminated.

Article 7 Term of Agreement

7.1

This Agreement has been duly executed by the parties’ authorized representatives and terminates until all the call option under this Agreement has been transferred to Tibet Health or its designated entities or natural persons.

Article 8 Notice

8.1

Any communications among parties of this Agreement, including notice, requirement and offer shall be delivered in written form.

8.2

In the case of transmission by facsimile, the transmission shall be deemed delivered upon delivery; In case of delivering face to face, the transmission shall be deemed delivered upon delivery; all notices or communications sent by registered mail shall be deemed delivered five (5) Business Days from the time of posting.

Article 9 Breach of Agreement

9.1

The Parties agree and confirm that if any party (the “Breaching Party”) materially breach any terms of this Agreement or unable to perform any obligation under this Agreement, it will constitute a “Breach” act. Other party (the “Observant Party”) shall ask for remedy measures in reasonable time. If the Breaching Party does not perform any remedy measures in the reasonable time required by the Observant Party or within 10 days after the written notice of the Observant Party, then (1) if the shareholders or the Company is the breaching party, Tibet Health can terminate this Agreement and ask for remedies; (2)if Tibet Health is the breaching party, the observant party shall ask for remedies, but cannot terminate the Agreement.

9.2

The Parties agree and confirm that the Shareholders cannot terminate this agreement under any circumstances and for any reason.

9.3

The rights and remedies designated by this Agreement are accumulative, and do not exclude other rights or remedies under laws and regulations.

9.4

Article 9 shall survive after the agreement is ceased or terminated.

Article 10 Miscellaneous

10.1

This Agreement shall be executed in five (5) original copies and is hold respectively by each Party, and each original copy has the same legal effect.

10.2

The execution, validity, interpretation, performance, amendment, termination and the dispute resolution of this agreement are governed by the laws of PRC.

10.3

The Parties shall strive to settle any dispute, conflicts, or compensation claims arising from the interpretation or performance (including any issue relating to the existence, validity and termination) in connection with this Agreement through friendly consultation. In case no settlement can be reached within thirty (30) day as of one party asked for the settlement, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in accordance with its rules. The arbitration award shall be final and conclusive and binding upon the Parties.

10.4

Any right, power or remedy granted to a party by one term of this agreement does not exclude the party from any right, power or remedy granted by other terms or laws and regulations. And one party’s performance of its right, power and remedy does not exclude the party from performing other right, power and remedy.

10.5

No failure or delay by any Party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

10.6

The headings are for convenience and under no circumstances; the headings shall affect the interpretation of the articles of the agreement.

10.7

This Agreement is severable. If any clause of this Agreement is judged as invalid or non-enforceable according to relevant PRC Laws, such clause shall be deemed invalid only within the applicable area of the PRC Laws, and without affecting other clauses hereof in any way.

10.8

The Parties may amend and supply this Agreement with a written agreement. The amendment and supplement duly executed by the Parties shall be a part of this Agreement and shall have the same legal effect as this Agreement.

10.9

Without prior written approval of Tibet Health, the Shareholders can not transfer, pledge or assign any right, benefit or obligation under this agreement. Tibet Health can transfer, pledge or assign any right benefit or obligation under this agreement upon notice of the other parties.

10.10

This agreement is binding to all the parties herein and their respective lawful successors and assignees.

[The blank is intently left.]

The parties hereby sign as the following:

Beijing Tibet Health Consulting Co., Ltd.

Signature______________

Legal Representative/Authorized Representative

Wang Shuxiang

Signature______________

Zheng Yilin

Signature______________

Yang An

Signature______________

Kong Ruifen

Signature______________

Appendix I

Current Situation of Le Ling Jin Zang Huang Biotechnology Co., Ltd.

Name

Le Ling Jin Zang Huang Biotechnology Co., Ltd.

Registered Address North of Kaiyuan East Road, Leling

Registered RMB3,500,000Yuan

Legal Representative

Share Structure

Shareholder	Capital Contribution(RMB)	Percentage
Wang Shuxiang.	3,325,000	95%
Zheng Yilin	70,000	2%
Yang An	35,000	2%
Kong Ruifen	35,000	1%

Appendix II：

Format of Notice

To Wang Shuxiang., Zheng Yilin, Yang An and Kong Ruifen

Whereas our Company has entered into a Call Option Agreement on_________, 2009, which designated that under circumstances permitted by PRC laws and regulations, upon our requirement, you shall transfer your equity interests in   Le Ling Jin Zang Huang Biotechnology Co., Ltd. to our Company or any third person designated by our Company.

Hereby, we issue the Notice of the following:

Our Company hereby exercises the option under the Call Option Agreement and requires you to transfer____% of equity interests of Le Ling Jin Zang Huang Biotechnology Co., Ltd., you hold to the Company. Please immediately transfer the equity interests above mentioned to the Company or_______ (designated company or person) according to Call Option Agreement upon receipt of this Notice.

Beijing Tibet Health Consulting Co., Ltd.

Signature______________

Legal Representative/Authorized Representative

Date: _________